UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2025
CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34611	20-2745790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2381 NW Executive Center Drive, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	CELH	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2025, Celsius Holdings, Inc., a Nevada corporation (“Celsius”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among Celsius, Alani Nutrition LLC, a Kentucky limited liability company (“Alani Nu”), Max Clemons (“MC”), Trey Steiger (“TS”), Katy E. Schneider (“KS”), R. Haydn Schneider (“HS”), certain trusts associated with KS and HS (the “Trusts” and, together with MC, TS, KS and HS, the “Sellers”), and Congo Brands Holding Company LLC, a Delaware limited liability company (“Congo”).

Pursuant to the Purchase Agreement, on the terms and subject to the conditions therein, Celsius has agreed to purchase from the Sellers all of the issued and outstanding membership interests in Alani Nu, in exchange for (i) $1.275 billion in cash, subject to adjustment as set forth in the Purchase Agreement (the “Cash Consideration”), (ii) an aggregate of 22,451,224 shares of common stock, $0.001 par value per share, of Celsius (the “Stock Consideration”) and (iii) up to $25 million in additional cash consideration, payable only if net sales of Alani Nu’s products meet or exceed an agreed target for 2025 as set forth in the Purchase Agreement (clauses (i) through (iii), collectively, the “Aggregate Consideration”). Based on the volume weighted average price of Celsius common stock for the 10-trading-day period ended on February 18, 2025, the Stock Consideration had a value of $500 million, for Aggregate Consideration of between $1.775 billion and $1.8 billion.

Conditions to Closing

The closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (the “Transactions”) is expected to occur in the second quarter of 2025, subject to the satisfaction of certain customary closing conditions, including the expiration of the waiting period applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The receipt of financing by Celsius is not a condition to Celsius’ obligations to consummate the Transactions. In addition, prior to the Closing, (1) the Sellers must contribute all of their membership interests in Alani Nu to a newly formed holding corporation (“Holdco”), from which Celsius shall acquire such membership interests and to which Celsius will pay the Aggregate Consideration, and (2) Congo is required to transfer certain assets held by it and its affiliates and related to the business of Alani Nu to Alani Nu.

Representations, Warranties and Covenants

The Purchase Agreement contains customary representations, warranties and covenants made by each of the Sellers, Holdco, Alani Nu, Congo and Celsius, including, among others, covenants regarding the conduct of Alani Nu’s and Celsius’ respective businesses during the pendency of the Transactions, obligations to use efforts to consummate the Transactions, and restrictions on the Sellers, Congo and their respective affiliates engaging in certain businesses following the Closing.

Termination Rights

The Purchase Agreement contains customary termination rights, including that the parties may terminate the Purchase Agreement if the Transactions shall not have been consummated within nine months following the date of the Purchase Agreement, subject to two automatic three-month extensions in certain circumstances. If the Purchase Agreement is terminated under certain circumstances relating to the failure to obtain antitrust approvals, or as a result of a final and non-appealable injunction, judgment or order arising under antitrust laws prohibiting the transaction, Celsius will be required to pay Alani Nu a $53.25 million cash termination fee.

Lock-Up and Registration Rights Agreement

Under the Purchase Agreement, Holdco will be subject to a lock-up with respect to the Stock Consideration, pursuant to which, subject to certain exceptions, Holdco may not sell or otherwise transfer the shares comprising the Stock Consideration, with 33% of the shares released from the lock-up on the 12-month anniversary of the Closing, an additional 33% released on the 18-month anniversary of the Closing and the remainder released on the 24-month anniversary of the Closing.

The Purchase Agreement also contemplates that, at the Closing, Celsius, Holdco, MC and TS will enter into a registration rights agreement, pursuant to which Holdco, MC and TS will have certain demand and piggyback registration rights relating to the Stock Consideration.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Celsius, Alani Nu, Congo, Holdco or any Seller. The representations, warranties and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Celsius, Alani Nu, Congo, Holdco or any Seller. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Celsius’ public disclosures, except to the extent required by law.

Item 2.02 Results of Operations and Financial Condition.

On February 20, 2025, Celsius issued an earnings release announcing its financial results for the fourth quarter and full year ended December 31, 2024, and announcing that Celsius' Management team will host a webcast that day at 6:00 p.m. Eastern Time to discuss the financial results with the investment community. A copy of the earnings release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference in this Item 2.02.

The webcast may be accessed at https://ir.celsiusholdingsinc.com at least 10 minutes before the start of the call.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The offer and sale of the Stock Consideration to be issued to Holdco in connection with the Transactions at the Closing has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act. Each Seller has represented to Celsius that it, he or she is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 7.01 Regulation FD Disclosure.

On February 20, 2025, Celsius issued a press release announcing its entry into the Purchase Agreement. Also on February 20, 2025, Celsius made available an investor presentation (the “Investor Presentation”) regarding the Transactions. Copies of the press release and Investor Presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference in this Item 7.01 of this Current Report on Form 8-K.

The information contained in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K and the information furnished under this Item 7.01, including Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made herein are not historical facts but are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the expected timing for Closing of the Transactions, projections of Celsius’ future results of operations, sales, leverage or financial position, taking into account the completion of the acquisition of Alani Nu, the expected benefits of the acquisition of Alani Nu, expected cost synergies and the expected future growth of the global energy category. You can identify these statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” “could,” “project,” “plan,” “potential,” “designed,” “seek,” “target,” and variations of these terms, the negatives of such terms and similar expressions. You should not rely on forward-looking statements because Celsius’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: the risk that the closing conditions for the Transactions will not be satisfied, including the risk that clearance under the Hart-Scott-Rodino Antitrust Improvements Act or other applicable antitrust laws will not be obtained; the risk that the Purchase Agreement will be terminated prior to Closing; the possibility that the Transactions will not be completed in the expected timeframe or at all; potential adverse effects to the businesses of Celsius or Alani Nu during the pendency of the Transactions, such as employee departures or distraction of management from business operations; interim operating limitations imposed on us during the period between signing and closing the Transactions; our ability to successfully integrate Alani Nu or other businesses that we may acquire in the future; our ability to achieve the benefits that we expect to realize as a result of the acquisition of Alani Nu; the potential negative impact on our financial condition and results of operations if we fail to achieve the benefits that we expect to realize as a result of the acquisition of Alani Nu or if these benefits take longer to achieve than expected; liabilities of Alani Nu that are not known to us; the strategic investment by and long term partnership with PepsiCo, Inc.; management’s plans and objectives for international expansion and future operations globally; general economic and business conditions; our business strategy for expanding our presence in our industry; our expectations of revenue; operating costs and profitability; our expectations regarding our strategy and investments; our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the company’s ability to satisfy, in a timely manner, all Securities and Exchange Commission (the “SEC”) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; and other risks and uncertainties discussed in the reports Celsius has filed previously with the SEC, such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date the statements were made. Celsius does not undertake any obligation to update forward-looking information, except to the extent required by applicable law.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No	Description
2.1*+	Membership Interest Purchase Agreement dated as of February 20, 2025
99.1	Press Release, dated February 20, 2025 regarding the Transaction
99.2	Investor Presentation, dated February 20, 2025
99.3	Press Release, dated February 20, 2025, regarding the Company’s financial results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. Celsius agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission or its staff upon request.
+ Certain provisions and terms of this Exhibit have been redacted in accordance with Item 601(b)(2)(ii) of Regulation S-K because Celsius customarily and actually treats that information as private or confidential and the omitted information is not material. Celsius will supplementally provide a copy of an unredacted copy of this exhibit to the Securities and Exchange Commission or its staff upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: February 20, 2025	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer